Exhibit 99.1

Claros Mortgage Trust, Inc. Reports Third Quarter 2021 Results

New York, New York, December 13, 2021 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter ended September 30, 2021. The Company’s third quarter 2021 GAAP net income was $52.9 million, or $0.40 per diluted share of common stock, and Net Distributable Earnings (a non-GAAP financial measure defined below) was $45.3 million, or $0.34 per diluted share of common stock.

Third Quarter 2021 Highlights

•	Significant increase in origination activity, closing seven investments totaling $905.2 million of total commitments of which $745.0 million was funded at closing

•	Current loan portfolio:

•	$6.4 billion portfolio with a weighted average all-in yield of 6.4%

•	Residential investments (multifamily and for sale condo) represented 28.3% of the portfolio based on unpaid principal balance

•	98.3% floating-rate with a weighted average LTV of 66.1%

•	Declared a dividend of $0.37 per common share for the third quarter 2021

Post-Quarter End Update

•	Executed initial public offering of 5.5 million shares for gross proceeds of approximately $103.0 million

•	Refinanced Secured Term Loan, reducing the interest rate to the greater of (i) 1-month SOFR plus a 0.10% credit spread adjustment and (ii) 0.50% plus a credit spread of 4.50%

•	Declared a dividend of $0.37 per common share for the fourth quarter 2021

“Our recent initial public offering was an important milestone in the evolution and growth of CMTG,” said Richard Mack, Chief Executive Officer and Chairman of CMTG. “We continue to see healthy demand for both new transitional CRE loans as well as the recapitalization of existing transitional CRE loans, which aligns well with our investment strategy. This, coupled with our team’s deep expertise in all phases of transitional CRE asset management, will enable us to deliver attractive risk-adjusted returns to our shareholders over the long term.”

“In the third quarter, our team delivered a solid performance with regard to loan originations, committing more than $900 million of floating rate transitional loans across major U.S. markets. Consistent with our track record of disciplined underwriting, these loans were backed by institutional quality collateral.”

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Tuesday, December 14, 2021, at 9:00 a.m. ET. The conference call may be accessed by dialing 1-844-200-6205 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 199727.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com. The earnings presentation accompanying this release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by dialing 1-866-813-9403, access code 230645, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings and Net Distributable Earnings:

Distributable Earnings and Net Distributable Earnings are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager, which the Company believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings is a non-GAAP measure, which the Company defines as net income as determined in accordance with GAAP, excluding (i) non-cash equity compensation expense (income), (ii) incentive fees, (iii) real estate depreciation and amortization, (iv) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income for the applicable period, (v) one-time events pursuant to changes in GAAP and (vi) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings. Net Distributable Earnings is Distributable Earnings less incentive fees due to the Company’s Manager. Distributable Earnings is substantially the same as Core Earnings, as defined in the Management Agreement, for the periods presented.

The Company believes that Distributable Earnings and Net Distributable Earnings provide meaningful information to consider in addition to the Company’s net income and cash flows from operating activities determined in accordance with GAAP. The Company believes the Distributable Earnings and Net Distributable Earnings measures help it to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by the Company’s Manager, that it believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings and Net Distributable Earnings do not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of the Company’s cash flows from operating activities, a measure of the Company’s liquidity or an indication of funds available for the Company’s cash needs. In addition, the Company’s methodology for calculating Distributable Earnings and Net Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings and Net Distributable Earnings may not be comparable to the Distributable Earnings and Net Distributable Earnings reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Net Distributable Earnings, and other similar measures, have historically been a useful indicator of mortgage REITs’ ability to cover their dividends, and to mortgage REITs themselves in determining the amount of any dividends. Net Distributable Earnings is a key factor considered by the board of directors in setting the dividend and as such the Company believes Net Distributable Earnings is useful to investors. Accordingly, the Company believes providing Net Distributable Earnings on a supplemental basis to the Company’s net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of its business.

While Distributable Earnings excludes the impact of the Company’s unrealized current provision for credit losses, loan losses are charged off and recognized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosure, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Claros Mortgage Trust, Inc.

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$235,596	$427,512
Restricted cash	24,236	3,462
Loans receivable held-for-investment	5,983,559	6,131,825
Less: allowance for loan losses	(59,213)	(6,000)

Loans receivable held-for-investment, net	5,924,346	6,125,825
Interests in loans receivable held-for-investment, net	436,721	338,270
Real estate owned, net	408,827	—
Accrued interest receivable, net	30,259	35,668
Deferred financing costs	18,398	8,030
Loan principal payments held by servicer	252,946	12,980
Other assets	20,944	796

Total assets	$7,352,273	$6,952,543

Liabilities and Stockholders’ Equity
Repurchase agreements	$3,094,832	$2,685,203
Loan participations sold, net	524,518	516,484
Notes payable, net	47,921	303,515
Secured term loan, net	742,778	746,095
Debt related to real estate owned, net	289,784	—
Accounts payable and accrued expenses	32,740	2,481
Interest payable	8,673	10,180
Other liabilities	2,626	1,967
Dividends payable—common stock, redeemable common stock and vested restricted stock units	50,000	50,000
Dividends payable—unvested restricted stock units	3,192	3,480
Dividends payable—preferred stock	4	—
Deposits held	2,105	716
Management fee payable—affiliate	9,789	9,849
Incentive fee payable—affiliate	—	187

Total liabilities	4,808,962	4,330,157

Commitments and contingencies—Note 13
Redeemable common stock, $0.01 par value, 7,306,984 shares issued and outstanding at September 30, 2021 and December 31, 2020	137,234	141,356
Stockholders’ Equity
Preferred stock, par value $0.01 per share and liquidation preference $1,000 per share, 10,000,000 shares authorized and 125 shares issued and outstanding, at September 30, 2021 and December 31, 2020, respectively	125	125
Common stock, $0.01 par value, 500,000,000 shares authorized, 126,126,503 and 125,541,736 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,261	1,255
Additional paid-in capital	2,485,534	2,491,836
Dividends declared	(715,317)	(573,677)
Retained earnings	597,331	526,205

Total Claros Mortgage Trust, Inc. equity	2,368,934	2,445,744
Non-controlling interests	37,143	35,286

Total stockholders’ equity	2,406,077	2,481,030

Total liabilities, redeemable common stock and stockholders’ equity	$7,352,273	$6,952,543

Claros Mortgage Trust, Inc.

Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue
Interest and related income	$103,876	$105,984	$314,326	$340,786
Less: interest and related expense	48,070	39,740	151,188	129,081

Net interest income	55,806	66,244	163,138	211,705
Revenue from real estate owned	8,550	—	15,620	—

Total revenue	64,356	66,244	178,758	211,705

Expenses
Management fees—affiliate	9,789	9,844	29,152	29,111
Incentive fees—affiliate	—	1,141	—	7,579
Equity compensation	(186)	2,451	(376)	7,354
General and administrative expenses	1,330	1,169	5,393	4,162
Expenses from real estate owned	9,888	—	21,912	—

Total expenses	20,821	14,605	56,081	48,206

Realized loss on sale of investments	—	(202)	—	(202)
Gain on foreclosure of real estate owned	—	—	1,430	—
Other income	—	—	5,855	—
Reversal of current expected credit loss reserve	9,306	—	17,413	—

Income before income taxes	52,841	51,437	147,375	163,297

Income tax benefit	—	—	6,025	—

Net income	$52,841	$51,437	$153,400	$163,297

Net (loss) income attributable to non-controlling interests	$(40)	$1,414	$(118)	$4,113
Net income attributable to preferred stock	$4	$8	$12	$24

Net income attributable to common stock and redeemable common stock	$52,877	$50,015	$153,506	$159,160

Net income per share of common stock and redeemable common stock
Basic	$0.40	$0.37	$1.15	$1.20

Diluted	$0.40	$0.37	$1.15	$1.20

Weighted-average shares of common stock and redeemable common stock outstanding
Basic	133,433,487	133,726,218	133,491,390	132,729,868

Diluted	133,433,487	133,726,218	133,491,390	132,729,868

Claros Mortgage Trust, Inc.

Reconciliation of Distributable Earnings to Net Income Attributable to Common Stockholders

(Amounts in thousands, except share and per share data)

	Three Months Ended
	September 30, 2021	June 30, 2021
Net income attributable to common stock:	$52,877	$42,021
Adjustments:
Noncash equity compensation expense	(186)	1,452
Current expected credit loss reserve	(9,306)	(7,922)
Income tax benefit relating to deferred tax asset	—	(1,846)
Depreciation expense	1,940	1,940

Distributable Earnings(1)	$45,325	$35,645

Less: incentive fee adjustments	$—	$—

Net Distributable Earnings(1)	$43,325	$35,645

Weighted average shares of common stock outstanding, basic and diluted(2)	133,433,487	133,433,487

Basic and diluted earnings per share(2)	$0.40	$0.31

Distributable Earnings per share, basic and diluted	$0.34	$0.27

Net Distributable Earnings per share, basic and diluted	$0.34	$0.27

1.

Distributable Earnings and Net Distributable Earnings are non-GAAP measures used to evaluate our performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager, that we believe are not necessarily indicative of our current performance and operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures and Indicators—Distributable Earnings and Net Distributable Earnings” in our prospectus comprising a part of our Registration Statement on Form S-11 (File No. 333-260140), which is accessible on the SEC’s website at www.sec.gov for definitions and a discussion of Distributable Earnings and Net Distributable Earnings and a reconciliation to the nearest GAAP equivalent for certain historical periods.

2.	Excludes 1,097,293 shares of common stock underlying unvested RSUs that vested in full in November 2021 in connection with our initial public offering.